SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): December 21, 2004

                            Futomic Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

               000-31361                            22-3720628
       (Commission File Number)         (IRS Employer Identification No.)

                                 7627-83 Avenue
                        Edmonton, Alberta, Canada T6C 1A2
               (Address of Principal Executive Offices)(Zip Code)

                                 (780) 722-1104
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)


============================================================================

FORWARD LOOKING STATEMENTS

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 21, 2004, Futomic issued a press release updating the Company's Technology Portfolio. The following sets forth the Company's Game Adapter and Video technology portfolio has the following technologies in various stages of development.

Laser Projection Technology- The Company continues to work on the 3D laser projector system. In October 2004 the Company was advised by the United States Patent and Trademark Office that it's claims for patent protection, for a module used in its laser projection, was rejected based upon its comparison to a previously granted patent related to a laser recording device. The Company continues to retain one prepared laser projection patent application that is not filed. Until the 3D Laser Projection System has been released as a product, the Company cannot provide any assurances that the 3D Laser Projection System will be realized or that it will produce any revenue.

Game Console 3D Adapter- The Company has filed a patent application for its 3D Adapter. The 3D Adapter is a small electronic device for use with video game console systems such as the N64, xBox and PS2. The adapter allows existing video game titles to be played in true stereoscopic 3D. The Company has completed a final working prototype for the PS2 and is preparing it for manufacturing. During the beta process the Company tested 100 existing and randomly selected Sony Playstation II (PS2) video games that are currently on the market. The tests concluded that approximately 11% of the game titles worked to some extent and approximately 7% of the tested games produced real stereoscopic 3D video game play. Of the tested game titles "DropShip", "Lara Croft" and "The Matrix" produced the best true stereoscopic 3D effects. Although the 3D Adapter patent application encompasses all video game console systems, the Company has designed the present 3D Adapter to only support the PS2. Until the 3D Adapter is manufactured and has been released, as a product, the Company cannot provide any assurances that the 3D Adapter will be realized or that it will produce any revenue.

Game Console Light Gun- The Company has filed a provisional patent application for its video game light gun technology. The light gun patent application encompasses a method and apparatus that allows a light gun to be used with xBox, PS2 and N64 game console systems when viewed on a CRT, LCD, Plasma or TTF video display system. The patent application also includes support for existing game titles that currently do not have light gun support. The Company is evaluating which video game console(s) and video game(s) to support with its proprietary light gun technology. Until the final light gun is released as a product, the Company cannot provide any assurances that the light gun technology will be realized or that the Company will support any specific video game console market.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     None.

(b)  Pro Forma Financial Information.


     None.

(c)  Exhibits.

99.1 Press Release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FUTOMIC INDUSTRIES, INC.


                                    By:  /s/ Ken Tetterington
                                    -----------------------------------
                                             Ken Tetterington
                                             President

December 21, 2004